Exhibit 31.1
Certification of Chief Executive Officer
I, Dean J. Douglas, certify that:
     1. I have reviewed this annual report on Form 10-K/A of LCC International, Inc.; and
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Dean J. Douglas
Dean J. Douglas
President and Chief Executive Officer

April 29, 2008